Exhibit 99.1
SWIFT TRANSPORTATION AGREES TO BE ACQUIRED BY JERRY MOYES
Shareholders To Receive $31.55 Per Share In All-Cash Transaction
Valued at Approximately $2.74 Billion
Phoenix, AZ – January 19, 2007 – Swift Transportation Co., Inc. (NASDAQ-NMS: SWFT), announced today that it has entered into a definitive merger agreement with an entity formed by Jerry Moyes, the Company’s largest shareholder, a current Director, and former Chairman of the Board and CEO of Swift, pursuant to which Mr. Moyes and certain of his family members will acquire Swift in an all-cash transaction valued at approximately $2.74 billion. This includes the assumption of approximately $332 million of net debt.
Under the terms of the agreement, Swift stockholders will receive $31.55 in cash for each outstanding share of Swift common stock. This represents a premium of approximately 31 percent from the closing price of Swift stock on Friday, November 3, the last trading day before Mr. Moyes made an initial proposal to acquire the Company for $29.00 per share.
Jerry Moyes said, “Swift, which I founded in 1966 as a small company with a strong entrepreneurial spirit, has evolved into the operator of the largest truckload fleet in the United States with a dedicated and energetic team of employees, over 17,900 trucks and nearly $3.2 billion in revenues. I am extremely pleased to have reached this agreement with Swift and look forward to building on the unique Swift legacy that has positioned the Company for continued growth and success.”
Jock Patton, Chairman of the Company’s Board of Directors and Chairman of the Special Committee, commented, “After careful consideration, and in close consultation with our financial and legal advisors, the Special Committee, which is composed of three of the Board’s independent directors, and full Board (other than Mr. Moyes) unanimously approved the transaction. We believe the all-cash $31.55 per share price represents a fair value for the Company and is in the best interest of all shareholders.”
The transaction is subject to review by regulatory agencies under the Hart-Scott-Rodino Antitrust Improvements Act, approval by Swift stockholders, and other customary closing conditions. The transaction is expected to be completed during the second quarter of 2007. Mr. Moyes has received commitments from Morgan Stanley for debt financing for the transaction.
Goldman, Sachs & Co. acted as financial advisor to the Special Committee. Sullivan & Cromwell LLP served as legal advisors to the Special Committee.
Morgan Stanley acted as financial advisor and Skadden, Arps, Slate, Meagher, & Flom LLP and Scudder Law Firm, P.C. acted as legal advisors to Mr. Moyes. Mayer, Browne, Rowe & Maw LLP acted as legal advisors to Morgan Stanley.
Swift is the holding company for Swift Transportation Co., Inc., a truckload carrier headquartered in Phoenix, Arizona. Swift’s trucking subsidiary operates the largest fleet of truckload carrier equipment in the United States with regional operations throughout the continental United States.

IMPORTANT INFORMATION:
Swift will file with the Securities and Exchange Commission a current report on Form 8K, which will include the merger agreement and related documents. The proxy statement that Swift plans to file with the Securities and Exchange Commission and mail to stockholders will contain information about Swift, the proposed merger and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement from Swift by mail, stockholders will be able to obtain the proxy statement, as well as other filings containing information about Swift, without charge, from the Securities and Exchange Commission’s website (http://www.sec.gov) or, without charge, from Swift at www.swifttrans.com. This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of Swift.
PARTICIPANTS IN SOLICITATION
Swift and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning Swift’s participants is set forth in the proxy statement dated April 7, 2006 for Swift’s annual meeting of shareholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of Swift in the solicitation of proxies in respect of the merger will be included in the proxy statement to be filed with the SEC. Swift press releases and other company information are available at Swift’s website located at www.swifttrans.com.
Forward-looking statement disclosure:
This press release contains statements that may constitute forward-looking statements, usually identified by words such as “anticipates,” “believes,” “estimates,” “plans,” “projects,” “expects,” “intends” or similar expressions which speak only as of the date the statement was made. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning the expected completion date of the transaction.
As to Swift’s business and financial performance, the following factors, among others, could cause actual results to differ materially from those in forward-looking statements: prevailing market conditions relating to our determination of the fair value of assets held for sale and related impairment charges; adverse developments in our relationship with IEL and, by extension, owner-operators whose tractors are financed by IEL; the impact of our new owner-operator fuel surcharge reimbursement program and recent changes in our driver pay structure on operating results; excess capacity in the trucking industry or changes in demand of our customers; significant increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, license and registration fees, insurance premiums and driver compensation, to the extent not offset by increases in freight rates or fuel surcharges; recessionary economic cycles and downturns in customers’ business cycles, particularly in market segments and industries (such as retail and manufacturing) in which Swift has a significant concentration of customers or changes in our customers’ transportation purchasing patterns; seasonal factors such as harsh weather conditions that increase operating costs; continuing difficulties in driver recruitment or retention issues involving Company drivers and/or owner-operators; increases in driver compensation to the extent not offset by increases in freight rates; the inability of Swift to continue to secure acceptable financing arrangements; an adverse determination by the FMSCA with respect to Swift’s safety rating and any resulting loss of customers or potential customers or a material increase in insurance costs; the collectibility of notes receivable due to our debtors’ inability to generate sufficient cash flows; an unanticipated increase in the number or dollar amount of claims for which Swift is self insured; fluctuations in workers’ compensation claims, which have benefited recent operating results due to improved claims management, but are not expected to continue at such levels in future periods; competition from trucking, rail and intermodal competitors; our ability to sell assets held for sale at or above their net book value; the potential impact of current litigation, regulatory issues, or other government actions; a possible adverse impact on the trading price of the Company’s common stock as a result of the adoption of the Stockholders Protection Agreement; a significant reduction in or termination of Swift’s trucking services by a key customer; and receipt of required regulatory and stockholder approvals and completion of other closing conditions.
A discussion of these and other factors that could cause Swift’s results to differ materially from those described in the forward-looking statements can be found in the most recent Annual Reports on Form 10-K and Form 10-Q of Swift, filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Swift undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Furthermore, nothing herein shall constitute an adoption or approval of any analyst report regarding Swift, nor any undertaking to update or comment upon analysts’ expectations in the future.

Contacts:
Glynis Bryan	Jamie Tully / Lesley Bogdanow
CFO	Sard Verbinnen & Co
Swift Transportation Co., Inc.	(212) 687-8080
(602) 269-9700
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